Exhibit 99.6

Selected Unaudited Pro Forma Combined Financial Information

The merger of Acquisition Sub with and into InfuSystem will be accounted for as an acquisition of InfuSystem by the Company under the purchase method of accounting. Under the purchase method of accounting, the purchase price, including transaction costs, to acquire InfuSystem will be allocated to the underlying net assets, based on their respective estimated fair values. The excess of the purchase price over the estimated fair values of the net assets acquired will be recorded as goodwill.

Set forth below is selected unaudited pro forma combined financial information that reflects the purchase method of accounting and is intended to provide you with a better picture of what the Company’s business might have looked like had the Company and InfuSystem actually been combined. The selected unaudited pro forma combined financial information does not reflect the effect of asset dispositions, if any, or cost savings that may result from the merger. The selected unaudited pro forma combined financial information may not be indicative of the historical results that would have occurred had the companies been combined or the future results that may be achieved after the purchase. The following selected unaudited pro forma combined financial information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes thereto included elsewhere in this Current Report on Form 8-K.

	Six Months Ended June 30, 2007	Year Ended December 31, 2006
	Actual Share Redemption (1)	Actual Share Redemption (1)
	(in thousands, except share and per share data)	(in thousands, except share and per share data)
Revenue	$11,844	$31,716
Net income (loss)	(337)	11,358
Net income (loss) per share—Basic	(0.02)	.74
Weighted average number of shares—Basic	15,251,889	15,251,889
Net income (loss) per share—Diluted	(0.02)	.64
Weighted average number of shares—Diluted	15,251,889	17,625,066

June 30, 2007
Actual Share Redemption (1)
(in thousands)
Total assets	$116,892
Long-term debt	32,703
Total Stockholders’ equity	68,986

(1)	16.7% of the Company’s stockholders redeemed their conversion rights.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined balance sheet combines the historical balance sheets of InfuSystem and the Company as of June 30, 2007, giving effect to the acquisition of InfuSystem as if the acquisition had been consummated on June 30, 2007. The following unaudited pro forma condensed combined statements of operations combined the historical statement of income of InfuSystem and the historical statement of operations of the Company for the year ended December 31, 2006 and the six months ended June 30, 2007, giving effect to the merger as if it had occurred on January 1, 2006. We are providing the following information to aid you in your analysis of the financial aspects of the merger. We derived this information for the year ended December 31, 2006 from the audited financial statements of InfuSystem and the audited financial statements of the Company for that period and for the six months ended June 30, 2007 from the unaudited financial statements of InfuSystem and the unaudited financial statements of the Company for that period. This information should be read together with the respective Company and InfuSystem financial statements and related notes included in this Current Report on Form 8-K.

The historical financial information has been adjusted to give effect to events that are directly attributable to the merger, factually supportable, and expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial statements were prepared using the purchase method of accounting, with InfuSystem as the acquired company. Under the purchase method of accounting, the purchase price, including transaction costs, to acquire InfuSystem will be allocated to the underlying net assets, based on their respective estimated fair values. The excess of the purchase price over the estimated fair values of the net assets acquired will be recorded as goodwill. The purchase price allocation is preliminary and will be subject to a final determination upon closing of the acquisition of the acquired business. The final determination of the purchase price allocation may result in material allocation differences when compared to this preliminary allocation and the impact of the revised allocation may have a material effect on the actual results of operation and financial position of the combined entities.

The unaudited pro forma condensed combined information is for illustrative purposes only. The pro forma combined financial information may not be indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience nor do they purport to project the future financial position or operating results of the combined company.

The following information should be read in conjunction with the pro forma condensed combined financial statements:

•	Accompanying notes to the unaudited pro forma condensed combined financial statements;

•	Historical financial statements of the Company for the year ended December 31, 2006 and three and six months ended June 30, 2007 included elsewhere in this Current Report on Form 8-K; and

•	Separate historical financial statements of InfuSystem for the year ended December 31, 2006 and three and six months ended June 30, 2007 included elsewhere in this Current Report on Form 8-K.

The unaudited pro forma condensed combined financial information has been prepared using the actual level of approval of the merger by the Company’s stockholders, as follows:

•	Actual Redemption: 16.67% of the Company’s stockholders exercised their conversion rights.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

Actual Share Redemption

June 30, 2007

(Amounts in Thousands)

	InfuSystem, Inc.	HAPC, Inc.		Pro Forma Adjustments	Pro Forma Combined
Current Assets:
Cash and cash equivalents	$413	$100	1	(67,297)
			4	(4,555)
			5	(6,588)
			8	(2,696)
			11	100,261
			13	(16,899)	$2,739
Accounts receivable, net	7,577				7,577
Inventories	345				345
Investments held in trust		100,261	11	(100,261)	—
Prepaid Expense		82			82
Other current assets	53				53
Deferred acquisition costs		2,271	5	(2,271)	—
Deferred taxes	1,181		2	(1,181)	—

Total current assets	9,569	102,714		(101,487)	10,796
Property and equipment, net	10,782				10,782
Goodwill and other intangible assets	2,639		1	41,420
			5	8,859	52,918
Financing Costs		100	8	2,696	2,796
Trade Name and Trademarks			1	7,300	7,300
Physician Relationships			1	32,300	32,300

Total assets	$22,990	$102,814		$(8,912)	$116,892

Current liabilities:
Accounts payable	$890	$409			$1,299
Current portion of long-term debt			1	1,635	1,635
Other current liabilities	617	1,942			2,559
Deferred underwriting fees		5,468	4	(5,468)	—
Warrant liabilities		9,113			9,113

Total Current Liabilities	1,507	16,932		(3,833)	14,606
Other Liabilities	1,322			—	1,322
Deferred Taxes	1,276		2	(1,276)	—
Long-term debt, net of current portion			1	31,068	31,068

Total liabilities	4,105	16,932		25,959	46,996

Common stock subject to possible conversion		20,042	13	(20,042)	—
Stockholders’ equity:
Common stock		2			2
Additional paid-in capital	8,544	74,145	1	(8,544)
			4	913
			13	3,143	78,201
Retained Earnings (Accumulated deficit)	12,643	(7,884)	1	(12,643)	(7,884)
Contributions (Distributions) from (to) Parent	(4,598)		1	4,598	—
Income (loss) for current period	2,296	(423)	1	(2,296)	(423)

Total stockholders’ equity	18,885	65,840		(14,829)	69,896

Total liabilities and stockholders’ equity	$22,990	$102,814		$(8,912)	$116,892

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2007

Actual Share Redemption

(Amounts in Thousands, except share and per share data)

	InfuSystem, Inc.	HAPC, Inc.		Pro Forma Adjustments	Pro Forma Combined
Revenue	$15,706	$—			$15,706
Cost of sales	3,862	—			3,862

Gross Profit	11,844	—		—	11,844
Compensation expense		1,226	10	(1,226)	—
Guaranty fee			9	400	400
Selling, general and administrative expense—Other	8,261	724	9	38	9,148
				(3)125
Amortization of physician relationships			7	808	808

Total operating costs	8,261	1,950		145	10,356

Operating income (loss)	3,583	(1,950)		(145)	1,488

Other income (expense)
Interest income	237	2,324	12	(2,318)	243
Interest expense		(16)	6	(1,670)
			7	(350)	(2,036)
Ticking fee		(352)	9	352	—
Gain on warrant liabilities					—

Total other income (expense)	237	1,956		(3,986)	(1,793)

Income (loss) before income taxes	3,820	6		(4,131)	(305)
Income tax provision	1,524	429	2	(1,921)	32

Net income (loss)	$2,296	$(423)		$(2,210)	$(387)

Pro forma net income per common share—Basic					$(0.02)

Weighted average number of common shares outstanding—Basic					15,251,889

Pro forma net income per common share—Diluted					$(0.02)

Weighted average number of common shares outstanding—Diluted					15,251,889

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2006

Actual Share Redemption

(Amounts in Thousands, except share and per share data)

	InfuSystem, Inc.	HAPC, Inc.		Pro Forma Adjustments	Pro Forma Combined
Revenue	$31,716	$—			$31,716
Cost of sales	8,455	—			8,455

Gross Profit	23,261	—		—	23,261
Compensation expense		19,710	10	(19,710)	—
Guaranty fee		100	9	400	500
Selling, general and administrative expense—Other	15,091	919	3	268	16,278
Amortization of physician relationships			7	1,615	1,615

Total operating costs	15,091	20,729		(17,427)	18,393

Operating income (loss)	8,170	(20,729)		17,427	4,868

Other income (expense)
Interest income		3,204	12	(3,204)	—
Interest expense	(113)	(1)	6	(3,433)
			7	(699)	(4,246)
Ticking fee		(95)	9	95	—
Gain on warrant liabilities		10,800			10,800

Total other income (expense)	(113)	13,908		(7,241)	6,554

Income (loss) before income taxes	8,057	(6,821)		10,186	11,422
Income tax provision	3,094	1,038	2	(4,068)	64

Net income (loss)	$4,963	$(7,859)		$14,254	$11,358

Pro forma net income per common share—Basic					$0.74

Weighted average number of common shares outstanding—Basic					15,251,889

Pro forma net income per share—Diluted					$0.64

Weighted average number of common shares outstanding—Diluted					17,625,066

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Adjustments included in the column under the heading “Pro Forma Adjustments” include:

(in thousands, except per share amounts)

Actual Share Redemption

1. To reflect payment for the purchase of the InfuSystem shares, to reflect seller secured promissory note issued by InfuSystem and to eliminate InfuSystem equity under the purchase method of accounting as follows:

Cash Consideration paid	$67,297
Seller Secured Promissory Note	32,703

Total Purchase Price	100,000
Current Assets	8,388
Property and Equipment	10,782
Current Liabilities	(1,507)
Other Liabilities	(1,322)

16,341

Excess of Purchase Price over net assets acquired	$83,659

Excess of Purchase Price over net asset acquired allocated as follows:
Physician Relationships	$32,300
Trade Name and Trademarks	7,300
Goodwill	44,059

$83,659

The Company engaged the Economic and Valuation Services practice of an accounting firm to assist in the allocation of purchase price. Based on that work, which included discussions with InfuSystem management, the value assigned to each of the intangible asset categories was determined by taking into account InfuSystem-specific data on the estimated benefits of the assets. The fair value of the assets acquired were determined based on preliminary estimates and may be revised when remaining aspects of the purchase price allocation have been finalized.

The methodology used in determining the value of the physician relationships took into account the expected future operating income generated by the existing physicians, asset charges that would be paid to requisite operating assets from the operating income, and a discount rate that reflects the level of risk associated with receiving future cash flows attributable to the physician relationship. The remaining useful life of twenty years for the physician relationships was determined based on estimates of InfuSystem management. In arriving at those estimates, InfuSystem management relied upon their industry experience and familiarity with the physicians. InfuSystem determined that amortizing physician relationship costs over twenty years was an appropriate length of time based upon the average length of InfuSystem’s past relationships with physicians.

The methodology used in determining the value of the trade name and trademarks assumes that the value of the trade name and trademark is equivalent to the present value of the future stream of economic benefits that can be derived from their ownership. The premise associated with this valuation technique is that if the trade name were licensed to an unrelated party, the unrelated party would pay a percentage of revenue for its use. The trade name and trademarks owner is, however, spared from this cost and therefore, this cost savings represents the value of the trade name and trademark. The Company intends to continue to utilize the trade name and trademarks and therefore they were deemed to have an indefinite useful life.

2. To eliminate deferred income taxes and reflect income tax provision impact. The transaction will be treated as an asset purchase for tax purposes. The Company has assumed a full valuation allowance for any deferred tax assets.

3. To record Michigan Single Business Tax.

4. To record payment at closing of the contingent deferred underwriting fees to FTN Midwest of $4,555 assuming actual share redemption.

5. To reflect payment of transaction related expense estimated at $8,859 for the six months ended June 30, 2007.

6. To reflect interest expense under terms of promissory note to I-Flow in the amount of $1,670 and $3,433 for the six months ended June 30, 2007 and for the year ended December 31, 2006, respectively. The average interest rates during these periods were 10.82% and 10.56%, respectively.

Assuming interest rates increased or decreased by ten percent (10%) during the six months ended June 30, 2007, interest expense to I-Flow would have been $1,837 and $1,503, respectively.

Assuming interest rates increased or decreased by ten percent (10%) during the year ended December 31, 2006, interest expense to I-Flow would have been $3,777 and $3,090, respectively.

7. To record amortization of financing costs over four years (life of promissory note) (included in interest expense) and physicians relationship costs (included in operating costs) over twenty years, respectively.

8. To reflect payment of financing fees which will be amortized over four years.

9. To record guarantee fee payable at closing and to reverse the ticking fee assuming a closing on January 1, 2006.

10. To eliminate nonrecurring stock based compensation charges of $1,226 and $19,710 recorded by the Company for the six months ended June 30, 2007 and for the year ended December 31, 2006, respectively. This charge is directly related to the transaction and was contingent upon the closing of the acquisition. The contingency related to the fact that in the event that the Company did not complete a business combination, Sean McDevitt and Pat LaVecchia would not be entitled to their common stock grants of 2,000,000 and 416,666 shares, respectively. Additionally, the shares of common stock granted to John Voris, Wayne Yetter, Erin Enright and JP Millon prior to the Company’s initial public offering were not entitled to liquidation rights with respect to the proceeds held in the trust account if the Company did not complete a business combination and was forced to liquidate.

11. To reflect the release of funds raised by the Company’s initial public offering which are currently held in trust at JP Morgan Chase Bank.

12. To eliminate interest income from trust funds held at JP Morgan Chase Bank assuming closing on January 1, 2006.

13. To record the payment of the common stock subject to conversion assuming actual stockholder approval in the amount of $16,898,928 on June 30, 2007.